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                                                                    Exhibit 10.7

                SHARE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


         SHARE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT dated as of December 16, 1999 between Aetna Inc., a Connecticut corporation (the "COMPANY") and Citibank, N.A. ("Citibank").

                                    WHEREAS,

       Citibank has entered into the Loan Agreement with Ta Hsing, which Loan Agreement is secured in part by a pledge of 20% of the shares of ALICA Holdings, Inc., a Connecticut corporation that owns all of the non-voting shares of common stock of Aetna Life Insurance Company of America ("ALICA");

         Aetna International, Inc. ("AII"), a subsidiary of the Company, owns the remaining shares of ALICA and ALICA Holdings;

       In order to assist Ta Hsing in obtaining the loan evidenced by the Loan Agreement, AII has consented to the pledge by Ta Hsing of Ta Hsing's shares of ALICA Holdings in favor of Citibank and the Company has agreed to enter into this Agreement.

In consideration of the foregoing and the agreements contained herein, the parties agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

       "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

       "1934 ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

       "AII" has the meaning ascribed to it in the preambles to this Agreement.

       "ALICA" has the meaning ascribed to it in the preambles to this Agreement.

       "ANCILLARY AGREEMENT" OR "ANCILLARY AGREEMENTS" means all other documents entered into between Ta Hsing and Citibank in connection with the Loan Agreement, including, without limitation, a share mortgage relating to the Collateral.
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       "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in either of the States of New Jersey or New York are authorized by law to close.

       "COLLATERAL" means the 20% of the shares of common stock of ALICA Holdings, Inc., a Connecticut corporation, owned by Ta Hsing and pledged under a share mortgage to secure payment of the loan under the Loan Agreement.

       "COLLATERAL VALUE" has the meaning ascribed to it in Section 2.05.

       "COMMISSION" means the Securities and Exchange Commission.

       "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

       "COMPANY'S 1999 FORM 10-Q" means the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

       "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

       "LENDER DEFAULT AMOUNT" means the sum of all unpaid principal, accrued interest, costs and other amounts due and owing to Citibank by Ta Hsing under the Loan Agreement from time to time and as certified by Citibank (whose certification shall be conclusive and binding on the Company and Citibank in the absence of demonstrable error) following the occurrence of an Event of Default as defined in the Loan Agreement.

       "LOAN AGREEMENT" means that certain revolving credit facility in the original principal amount of US $154 million between Citibank and Ta Hsing dated or to be dated 17 December 1999.

       "MINIMUM VALUE" has the meaning ascribed to it in Section 2.05.

       "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in
Section 3.02.

       "REGISTRABLE SECURITIES" means all shares of Common Stock issued to Citibank or its nominee upon the exercise by the Company of the right to issue shares of Common Stock contained in Section 2.01 of this Agreement.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in Section 3.01.


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       "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

       "TA HSING" means Ta Hsing Corp. Limited, a Liberian company controlled by Dr. Samuel Yin.

       "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                    ARTICLE 2

                              SHARE EXCHANGE RIGHTS

SECTION 2.01 Aetna Options on Event of Default. If any Event of Default, as defined in the Loan Agreement or any Ancillary Agreement, shall occur and be continuing under circumstances in which Citibank has the right to exercise its power of sale in respect of the Collateral, then Citibank shall promptly after becoming aware of the same so notify the Company and certify the Lender Default Amount to the Company. Upon receipt of notice from Citibank that Citibank has elected to exercise such power of sale, the Company shall be obliged forthwith to pay Citibank or its nominee in full the Collateral Value, but not to exceed Lender Default Amount, which it may do in one or a combination of the following, such combination being chosen at the discretion of the Company:

         (a) Cash in immediately available funds wired to an account designated in writing by Citibank;

         (b)      Registrable Securities, determined in accordance with Section
                  4.03.

Provided that, to the extent that payment is made in whole or in part by Registrable Securities, the Lender Default Amount shall not be reduced and shall continue to accrue interest and/or default interest under the Loan Agreement until the Registrable Securities are sold and the proceeds of such sale applied, as described in Sections 2.03 and 3.04.

SECTION 2.02 Transfer of Collateral to Aetna In exchange for and in consideration of the Company's payment(s) to Citibank or its nominee described in Section 2.01, concurrently with such payment(s), Citibank or its nominee shall immediately exercise its power of sale in favour of AII in respect of all of the Collateral.

SECTION 2.03 Citibank Rights on Receipt of Shares If the Company shall issue Registrable Securities to Citibank or its nominee under Section 2.01, then Citibank or its nominee shall have the right to sell such Registrable Securities under the following terms:

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       (a)    If the Company provides Citibank or its nominee with an opinion of reputable outside counsel that the Registrable Securities may immediately be sold under SEC Rule 144 or any successor rule, then Citibank or its nominee shall be required to sell such number of Registrable Securities as may then be sold pursuant to Rule 144 and may not exercise the rights set forth in Article 3 of this Agreement with respect to such Registrable Shares.

       (b) If the Company is unable to or does not provide Citibank or its nominee with such an opinion as to any or all of the Registrable Securities, then Citibank or its nominee may exercise the rights set forth in Article 3 with respect to the Registrable Securities that are not subject to immediate sale pursuant to the opinion received pursuant to Section 2.03(a) above by giving written notice to the Company of its intent to exercise such rights.

Citibank or its nominee shall sell all the Registrable Securities that may be immediately sold promptly after receipt of the opinion referenced in Section 2.03(a) above, and shall apply the proceeds of any such sale in or towards satisfaction of the Lender Default Amount. Where the proceeds of such sale exceed the Lender Default Amount, Citibank will promptly pay such excess amount to the Company in cash in immediately available funds and return to the Company any residual Registrable Securities held by Citibank or its nominee. If the proceeds of such sale are less than the Lender Default Amount, the Company will proceed with the registration as provided in Article 3 below, provided that if all Registrable Securities have been sold by Citibank or its nominee then promptly following receipt of a certificate from Citibank or its nominee stating the amount of the shortfall (which certificate shall be binding on the Company and Citibank and/or its nominee in the absence of demonstrable error) the Company will pay the amount of such shortfall to Citibank or its nominee in cash in immediately available funds.

SECTION 2.04 Nature of Registrable Securities Citibank acknowledges that the Registrable Securities will, when issued to it, be "restricted securities" under the 1933 Act and may not be resold absent compliance with Section 2.03 or
Article 3.

SECTION 2.05 Maintenance of Collateral Value Throughout the continuance of this Agreement and in consideration of having no other operating covenants or restrictions related to ALICA, the Company covenants and agrees that it will cause its Subsidiary, Aetna International, Inc. the controlling shareholder of ALICA, to maintain the ALICA in such a manner that the fair market value of the Collateral (the "Collateral Value"), as may be determined by an internationally-recognized independent appraisal company reasonably selected by the Company, will not fall below $175 million (the "Minimum Value"). Immediately upon receipt of notice from pursuant to Clause 2.1 above that Citibank has elected to exercise it right of sale, the Company will furnish Citibank with a estimate of the Collateral Value. If this estimate indicates that Aetna is not in compliance with the covenant contained in the first sentence of this Clause (i.e. the estimate is less than the Minimum Value), then in lieu of any other determination of damages resulting from such non-compliance and in liquidation of any such damages the amount

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payable to Citibank pursuant to Clause 2.1 shall be the Lender Default Amount, without regard to the Collateral Value.

SECTION 2.06 No Default or Acceleration The Company's obligation to make payment under this Article 2, if timely made, shall not be deemed to be an event of default or acceleration of an obligation of Company, notwithstanding the existence of an Event of Default with respect to the Borrower's obligations or a determination of non-compliance pursuant to Clause 2.05 above.

                                    ARTICLE 3

                               REGISTRATION RIGHTS

       SECTION 3.01. Shelf Registration. (a) Promptly following receipt of a notice from Citibank or its nominee under Section 2.03(b), the Company shall prepare and file with the Commission a shelf registration statement (as amended and supplemented from time to time, the "SHELF REGISTRATION STATEMENT") relating to the Registrable Securities in accordance with Rule 415 under the 1933 Act and will use its best efforts to cause such Shelf Registration Statement to be declared effective no later than the date which is forty-five (45) days from the date of such notice under Section 2.03(b) and, subject to Section 6.01 hereof, to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of such Registrable Securities, for the greater of (a) a period from the date on which the Commission declares such Shelf Registration Statement effective until the first date upon which the aggregate amount of Registrable Securities then owned by Citibank or its nominee could be sold without restriction as to amount or manner of sale pursuant to Rule 144 under the 1933 Act within 15 trading days or (b) for at least a period of sixty (60) days; provided, however, that such 60-day period shall be extended for a period of time equal to the period Citibank or its nominee refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) engaged by the Company.

       (b) If the aggregate proceeds from an offering of Registrable Securities pursuant to the Shelf Registration Statement are expected to be more than $100 million and if Citibank or its nominee so elects, such offering may be in the form of an underwritten offering. Citibank or its nominee shall select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering; provided that such managing Underwriters and additional investment bankers must be reasonably satisfactory to the Company.

       SECTION 3.02. Piggyback Registration. If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to Citibank or its nominee as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer Citibank or its nominee the opportunity to register such number

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of shares of Registrable Securities as Citibank or its nominee may request on the same terms and conditions as the Company's or such holder's Common Stock (a "PIGGYBACK REGISTRATION").

       SECTION 3.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 3.02 delivers a written opinion to the Company that (i) the size of the offering that Citibank, the Company and any other Persons intend to make or (ii) the combination of securities that Citibank, the Company and such other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's opinion, the amount of Registrable Securities to be offered for the account of Citibank shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of Citibank is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), and (y) if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient substantially to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

       SECTION 3.04. Sale following registration. Citibank agrees, and agrees to cause its nominee to use all reasonable efforts to sell all the Registrable Securities promptly after the effective date of any relevant registration referred to in this Article 3 and to apply the proceeds of any such sale in or towards satisfaction of the Lender Default Amount. Where the proceeds of such sale exceed the Lender Default Amount, Citibank will promptly pay such excess amount to the Company in cash in immediately available funds and return to the Company any residual Registrable Securities held by Citibank or its nominee. If on the earlier of (i) the date Citibank and/or its nominee have sold all of the Registrable Securities or (ii) on hundred and twenty (120) days following the date of notice from Citibank pursuant to Section 2.03(b), if the aggregate proceeds received by Citibank and its nominee(s) from any sale of Registrable Securities is less than the Lender Default Amount (including in circumstances where the Registrable Securities have not all been sold within 120 days as above), then promptly following receipt of a certificate from Citibank or its nominee stating the amount of such shortfall (which shortfall shall be the amount required, after applying any sales proceeds, to ensure Citibank receives the Lender Default Amount, such certificate shall be binding on the Company and Citibank and its nominee(s) in the absence of demonstrable error) the Company will pay the amount of such shortfall to Citibank or its nominee in cash in immediately available funds and if applicable, Citibank will return to the Company any residual Registrable Securities held by Citibank or its nominee.

                                    ARTICLE 4

                             REGISTRATION PROCEDURES


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         SECTION 4.01. Filings; Information. In connection with the Shelf
Registration Statement pursuant to Section 3.01 hereof, the Company and Citibank agree as follows:

       (a) Citibank will notify Company at least l0 days prior to making any offer or sale of any Registrable Securities pursuant to the Shelf Registration Statement. The Company shall be entitled, by notifying Citibank within 5 days of receiving the aforementioned notice from the Citibank, to postpone or suspend for a reasonable period of time (in no event to exceed 75 days) the offering of any Registrable Securities if the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of the Company. If the Company elects to so postpone or suspend the offering of any Registrable Securities, the Company shall, to the extent necessary, amend or supplement the Shelf Registration Statement to permit the offering of Registrable Securities within 75 days of receiving the aforementioned notice from the Citibank.

       (b) The Company will, if requested, prior to filing the Shelf Registration Statement or any amendment or supplement thereto (but not including any document incorporated by reference in the Shelf Registration Statement), furnish to Citibank or its nominee and each applicable managing Underwriter, if any, without charge, copies thereof, and thereafter furnish to Citibank or its nominee and each such Underwriter, if any, without charge, such number of copies of such registration statement, amendment and supplement thereto (including all exhibits thereto and any document incorporated by reference in the Shelf Registration Statement) and the prospectus included in such registration statement (including each preliminary prospectus) as Citibank or its nominee or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

       (c) After the filing of the Shelf Registration Statement, the Company will promptly notify Citibank or its nominee of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

       (d) The Company will use its best efforts in cooperation with Citibank or its nominee and the Underwriters or agents, as the case may be, to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Citibank or its nominee reasonably requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

       (e) At any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will as promptly as is practicable notify Citibank or its nominee of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be

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stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall as promptly as practicable make available to Citibank or its nominee and to the Underwriters any such supplement or amendment. Citibank agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, Citibank or its nominee will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by Citibank or its nominee and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, Citibank or its nominee will deliver to the Company all copies, other than permanent file copies then in Citibank's or its nominee's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

       (f) The Company will deliver to Citibank or its nominee and each Underwriter or agent participating in an offering pursuant to the Shelf Registration Statement, without charge, as many copies of each preliminary prospectus as Citibank or its nominee or such Underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to Citibank or its nominee and each Underwriter or agent participating in such offering, without charge, from time to time during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of such prospectus (as supplemented or amended) as Citibank or its nominee or such Underwriter or agent may reasonably request.

       (g) The Company will comply with the 1933 Act and the rules and regulations of the Commission thereunder, and the 1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Registrable Securities pursuant to the Shelf Registration Statement in accordance with the intended method or methods of distribution contemplated in the prospectus relating thereto.

       (h) Upon the request of Citibank or its nominee or the managing Underwriter or agent, as the case may be, or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the 1933 Act or by any other rules and regulations thereunder in connection with the offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will prepare a prospectus supplement that complies with the 1933 Act and the rules and regulations of the Commission thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the name or names of any Underwriters or agents participating in the offering, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as Citibank or the managing Underwriter or agent, as the case may be, and the Company deem appropriate in connection with the offering of the Registrable Securities prior to its being used or filed with the Commission.

       (i) The Company may require Citibank or its nominee to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as may be legally required in connection with such registration.

       (j) The Company will enter into customary agreements (including an underwriting

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agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

       (k) The Company will furnish to Citibank or its nominee and to each Underwriter a signed counterpart, addressed to Citibank or its nominee or such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Citibank or its nominee or the managing Underwriter reasonably requests.

       (l) The Company will file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations of the Commission thereunder.

       (m) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

       SECTION 4.02. Registration Expenses. In connection with the Shelf Registration Statement and in connection with any Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration: (i) filing fees with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company; (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration; and (vii) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of Citibank.

       SECTION 4.03 Offering Proceeds and Release of Citibank The Company and Citibank agree that the number of Registrable Securities shall be determined based on the Company's reasonable estimate of the amount of such Securities that must be registered in order to provide Citibank with net sale proceeds equal to the Lender Default Amount. Under no circumstances will the Company be obligated to issue Citibank more than 3,200,000 shares of Registrable Securities. Immediately upon receipt of proceeds from the sale of Registrable Securities and cash payments from the Company in the aggregate amount of the Lender Default Amount, Citibank shall provide the Company with written acknowledgement of the satisfaction and release in full of all obligations of the Company to Citibank under this Agreement.

                                    ARTICLE 5

                        INDEMNIFICATION AND CONTRIBUTION

       SECTION 5.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless Citibank, its officers and directors, and each Person, if any, who controls Citibank within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and


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against any and all losses, claims, damages and liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information, relating to Citibank or the plan of distribution furnished in writing to the Company by or on behalf of Citibank expressly for use therein; and the Company will pay to Citibank, each of its officers and directors, or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the foregoing indemnity agreement shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the foregoing indemnity agreement inure to the benefit of Citibank with respect to any preliminary prospectus if a copy of the most current prospectus at the time of the delivery of the Registrable Securities was not provided to any purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability and was in fact previously furnished to the Citibank and the managing Underwriters, if any, in quantities sufficient to deliver the same to all such purchasers. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Citibank provided in this Section 5.01.

       SECTION 5.02. Indemnification by Citibank. Citibank agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to Citibank, but only with reference to information relating to Citibank or the plan of distribution furnished in writing by or on behalf of Citibank expressly for use in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus. Citibank also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.02.

       SECTION 5.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 5.01 or Section 5.02, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing; and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such


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proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

       SECTION 5.04. Contribution. (a) If the indemnification provided for in this Article 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then in lieu of such indemnification (i) as between the Company, on the one hand, and Citibank, on the other hand, the Company and Citibank shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and Citibank, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of Citibank, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations and
(ii) as between the Company and Citibank, on the one hand, and the Underwriters or agents, on the other hand, the Company, Citibank, Underwriters and agents shall contribute to such aggregate losses, liabilities, claims, damages and expenses in proportion such that (x) the Underwriters and agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the relevant prospectus (or, if not set forth on the cover page, that are applicable to the relevant offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering), and (y) Citibank and the Company are responsible to contribute pro rata, based upon the amount of net proceeds realized by each, in respect of the balance.

       (b) The relative fault of the Company on the one hand and Citibank on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Citibank and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (c) The Company and Citibank agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.04 (a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.04(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Citibank shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Citibank exceeds the amount of any damages which Citibank has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE 6

                             LOAN AGREEMENT PURCHASE

       SECTION 6.01. Loan Agreement Purchase. At any time during which this Agreement remains in effect, the Company shall have the right to purchase, or to cause its nominee to purchase, from Citibank all of Citibank's rights, benefits and obligations under or arising out of the Loan Agreement and all Ancillary Agreements upon (i) at least fifteen (15) days prior notice to Citibank and (ii) payment to Citibank an amount equal to all unpaid principal, accrued interest, costs and other amounts due and owing to Citibank by Ta Hsing as certified by Citibank (whose certification shall be conclusive and binding on the Company and Citibank in the absence of demonstrable error). Upon completion of such purchase, Citibank shall assign to the Company (or its nominee) all rights of Citibank under the Loan Agreement, this Agreement, and all Ancillary Agreements.

       SECTION 6.02. Notice of Default. Citibank shall notify the Company promptly of any Event of Default or Potential Event of Default under the Loan Agreement (as those terms are defined therein). If within five (5) days of receipt of such notice the Company provides Citibank with a binding written indication that the Company will either (i) purchase Citibank's rights, benefits and obligations under or arising out of the Loan Agreement and all Ancillary Documents pursuant to Section 6.01 above or (ii) cure the Event of Default to Citibank's satisfaction (assuming such Event of Default can be cured and within the relevant cure period specified in that Event of Default), then Citibank will refrain from declaring such Event of Default or Potential Event of Default under the Loan Agreement pending the purchase or cure.

                                    ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants as follows:

       SECTION 7.01. Corporate Existence and Power. The Company (i) is a Connecticut corporation duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Connecticut, (ii) has all corporate powers required to issue, sell and deliver the Registrable Securities and to perform its other obligations pursuant hereto and (iii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the failure to obtain which would, individually or in the aggregate, have a material adverse effect on its ability to perform its obligations hereunder or on the financial condition of the Company and its Subsidiaries taken as a whole.

       SECTION 7.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated hereby by the Company and the issuance of the Registrable Securities in accordance with the terms hereof by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or advance filing with, any governmental body, agency or official (except as may be required under applicable securities laws, including the 1933 Act, the 1934 Act, and applicable state securities or "blue sky" laws) and do not contravene, or constitute a default under, (i) any provision of the certificate of incorporation or by-laws of the Company, (ii) any applicable law or regulation or any judgment, injunction, order or decree binding upon the Company, or (iii) any material financial agreement or instrument (excluding insurance obligations) of the Company. In addition, this Agreement has been duly executed and delivered by the Company.

       SECTION 7.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

       SECTION 7.04. Issuance of Common Stock. The issuance, sale and delivery of the Common Stock in accordance with this Agreement has been duly authorized by all requisite corporate action on the part of the Company, and the Common Stock, when so issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable.

       SECTION 7.05. Solvency. The Company and the Company and its Subsidiaries, on a consolidated basis, are Solvent. For the purposes of this Section, "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       SECTION 7.06. No Material Adverse Change. Except as disclosed in the Company's 1999 Form 10-Q, since 30 September, 1999, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

SECTION 7.07. Continuing Representation and Warranty. The Company also represents and warrants to and undertakes with Citibank that the foregoing representations and warranties (other than those in Sections 7.05 and 7.06) will be true and accurate throughout the continuance of this Agreement with reference to the facts and circumstances subsisting from time to time.

                                    ARTICLE 8
                                  MISCELLANEOUS

       SECTION 8.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or this Agreement.

       SECTION 8.02. Rule 144. The Company covenants that it will file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as Citibank may reasonably request to the extent required from time to time to enable Citibank or its nominee to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Citibank, the Company will deliver to Citibank (i) a written statement as to whether it has complied with such reporting requirements (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as Citibank may reasonably request, and (iii) such other information as may be reasonably requested by Citibank in availing Citibank or its nominee of any rule or regulation of the Commission which permits the selling of any such Registrable Securities without registration.

         SECTION 8.03. Transfer of Registration Rights. None of the rights of Citibank under this Agreement shall be assignable by Citibank except as provided in Section 8.06 hereof.

         SECTION 8.04. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

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
if to the Company, to:
       Aetna Inc.
       151 Farmington Avenue,
       Hartford, CT 06156

with a copy to:
       Aetna Inc.
       Office of the Corporate Secretary
       151 Farmington Avenue
       Hartford, CT 06156
       Telecopier No.: (860) 273-8340
       Attention:   William J. Casazza, Esq.

and
       Davis Polk & Wardwell
       450 Lexington Avenue
       New York, NY 10017
       Telecopier No.: (212) 450-4800
       Attention:   David L. Caplan, Esq.

if to Citibank, to:
       Citibank, N.A.
       399 Park Avenue
       New York, NY  10043
       Telecopier No.: (212) 935-4285
       Attention:   Maria Hackley

and to any nominee which Citibank may use to hold Registrable Securities in which case notices shall be sent to such address as shall be notified by Citibank to the Company in writing,

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 8.04.

       SECTION 8.05. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Citibank and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

       (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 8.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood that the rights of Citibank hereunder may be assigned only to a successor corporation or any wholly-owned subsidiary of Citibank; provided, that no such assignment shall relieve Citibank of its obligations hereunder). Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

       SECTION 8.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

       SECTION 8.08. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

         SECTION 8.09. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AETNA INC.

By:       /s/ Alan J. Weber
          ---------------------------------------------
     Name:        Alan J. Weber
     Title:       Vice Chairman

CITIBANK, N.A.

By:       /s/ Daniel Brill
          ---------------------------------------------
     Name:        Daniel Brill
     Title:       Vice President

The undersigned Ta Hsing Corp. Limited, a Liberian corporation, acknowledges the terms of this Agreement and agrees to cooperate with the Company and Citibank in taking all actions necessary or desirable to give effect to its terms.

Ta Hsing Corp. Limited

By:       /s/ Lee Chao-Hsiang
          ---------------------------------------------
     Name:        Lee Chao-Hsiang
     Title:       Director